UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The National Bank Holdings Corporation 2023 Omnibus Incentive Plan

At National Bank Holdings Corporation’s (the “Company”) 2023 Annual Meeting of Shareholders held on May 9, 2023 (the “Annual Meeting”), shareholders of the Company approved the National Bank Holdings Corporation 2023 Omnibus Incentive Plan (the “2023 Plan”), which replaces the National Bank Holdings Corporation 2014 Omnibus Incentive Plan (the “2014 Plan”). The Company’s board of directors (the “Board”) unanimously approved the 2023 Plan on March 23, 2023, subject to shareholder approval. The results of the shareholder vote on the 2023 Plan are set forth below under Item 5.07 of this Current Report on Form 8-K.

A brief description of the 2023 Plan follows and is subject to and qualified in its entirety by reference to the full text of the 2023 Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.1, and a more detailed description of the 2023 Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 3, 2023 and is incorporated herein by reference.

The 2023 Plan authorizes the grant of equity- and cash-based awards to current and prospective directors, associates (including executive officers) and consultants of the Company and its subsidiaries and affiliates in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards and cash awards. The Company has reserved 1,525,000 shares its Class A common stock (the “Common Stock”), par value $0.01 per share, less the total number of shares of Common Stock that were subject to an any award granted under the 2014 Plan after December 31, 2022 and before May 9, 2023, for issuance under the 2023 Plan.

The 2023 Plan will be administered by the Board directly, or if the Board elects, the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate.

Upon receipt of shareholder approval of the 2023 Plan at the Annual Meeting, the 2014 Plan was terminated in its entirety and the Company will no longer grant any awards under the 2014 Plan; however, awards outstanding under the 2014 Plan and any other prior plan will continue to remain outstanding in accordance with their terms.

Item 5.07Submission of Matters to a Vote of Security Holders

On May 9, 2023, the Company held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals voted on at the Annual Meeting and the final voting results are as follows:

Proposal 1: All of the director nominees were elected to the Board, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ralph W. Clermont	30,023,737	1,510,307	450,752
Robert E. Dean	29,887,181	1,646,863	450,752
Alka Gupta	31,376,246	157,798	450,752
Fred J. Joseph	30,810,952	723,092	450,752
G. Timothy Laney	30,787,616	746,428	450,752
Patrick Sobers	31,160,133	373,911	450,752
Micho F. Spring	30,388,664	1,145,380	450,752
Art Zeile	31,257,064	276,980	450,752

Proposal 2: The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, based upon the following votes:

For	Against	Abstain
31,863,577	116,769	4,450

Proposal 3: The shareholders approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
30,045,687	1,479,693	8,664	450,752

Proposal 4: The shareholders approved the 2023 Plan, based on the following votes:

For	Against	Abstain	Broker Non-Votes
30,617,446	913,468	3,130	450,752

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1National Bank Holdings Corporation 2023 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

	By:	/s/ Angela N. Petrucci
		Name:	Angela N. Petrucci
		Title:	Chief Administrative Officer & General Counsel

Date: May 11, 2023